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                                                                    EXHIBIT 11.1

                               INTEL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                    (in millions, except per share amounts)

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
                                                                          THREE MONTHS ENDED
                                                                        ----------------------
                                                                        APR. 2,       MAR. 27,
                                                                         1994           1993
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
PRIMARY SHARES CALCULATION
Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:
Weighted average number of shares outstanding.........................      419            420
Add shares issuable from assumed exercise of options and warrants.....       23             23
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Weighted average number of shares outstanding as adjusted.............      442            443
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FULLY DILUTED SHARES CALCULATION
Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:
Weighted average number of shares outstanding.........................      419            420
Add shares issuable from assumed exercise of options and warrants.....       23             23
                                                                        -------       --------
Weighted average number of shares outstanding as adjusted.............      442            443
                                                                        -------       --------
                                                                        -------       --------
NET INCOME............................................................  $   617       $    548
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PRIMARY EARNINGS PER SHARE............................................  $  1.40       $   1.24
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(1) FULLY DILUTED EARNINGS PER SHARE..................................  $  1.40       $   1.24
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(1) Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.

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